Exhibit 99.1

FOR IMMEDIATE RELEASE

Lantronix Reports Fiscal 2015 Financial Results

Irvine, Calif., August 20, 2015 – Lantronix, Inc. (the “Company”) (NASDAQ: LTRX) a specialized networking company providing smart IoT and M2M solutions, today reported results for its fourth quarter and fiscal year ended June 30, 2015.

Financial Highlights for Fiscal Year 2015

•	Net revenue of $42.9 million
•	New Product revenue growth of 48%
•	Gross profit margin of 47.3%
•	GAAP net loss of $2.8 million or $0.19 per share
•	Non-GAAP net loss of $767,000 or $0.05 per share
•	Cash and cash equivalents of $5.0 million

“During fiscal 2015, we continued to execute on the fundamental elements of our strategy, delivering 48% growth in New Product sales, expanding our sales and marketing efforts worldwide, and developing and launching smart IoT solutions,” said Kurt Busch, Lantronix president and CEO. “At the same time, our results for the year were impacted by continued decline in sales of Legacy Products and weakness in capital spending for some large customers that affected total revenue.”

Busch continued: “During fiscal 2016, we expect more customers to move into production with our new IoT Modules and an increase in customer adoption of our SLC 8000, SLB and other new Enterprise Solutions products. While the decline in our Legacy Products continues to be challenging, we have seen substantial sales growth and significant opportunities from our New Product offerings, and we believe that staying focused on our core strategy will deliver long-term revenue growth and enhanced value for our shareholders.”

Operational and Product Highlights for Fiscal Year 2015:

▪	Began volume sales of SLC™ 8000, the industry’s first modular console manager for secure out-of-band management for today’s data centers and test labs.
▪	Began volume production shipments of the xPico and xPico® Wi-Fi IoT modules. These modules are being used in wide variety of applications from consumer to data center to industrial.
▪	Received Apple AirPrint certification for the xPrintServer, the only print server appliance to support printing from both Apple iOS and Android mobile devices. The new xPrintServer Office is now being sold through the Apple Online Store.
▪	Announced Python support for the PremierWave® family of intelligent gateways. Python is a dynamic object oriented programming language that is rapidly becoming a standard for creating and deploying industrial IoT applications.
▪	Launched the PremierWave SE 1000, a high performance, programmable Ethernet-based system-on-module (SOM). The new SOM enables rapid development and deployment of industrial IoT applications with enterprise-grade security and device cloud connectivity.
1

Financial Results for Fiscal Year 2015

Net revenue was $42.9 million for fiscal 2015, a decrease of $1.6 million, compared with $44.5 million for fiscal 2014. The decrease in net revenue was primarily due to a 10% decline in Legacy Product sales and weakness in capital spending for some large customers. The decline in net revenue was partially offset by 48% growth in New Products.

New Product revenue was $6.8 million for fiscal 2015, an increase of $2.2 million, compared with $4.6 million for fiscal 2014. New Products are defined as products that have been released since the start of the second quarter of the fiscal year ended June 30, 2012.

Gross profit margin was 47.3% for fiscal 2015, compared to 50.0% for fiscal 2014. Gross profit as a percentage of revenue was lower primarily due to charges for excess and obsolete inventories.

Operating expenses were $23.0 million for fiscal 2015, compared with $23.1 million for fiscal 2014.

GAAP net loss for fiscal 2015 was $2.8 million or $0.19 per share, compared with GAAP net loss of $933,000, or $0.06 per share for fiscal 2014.

Non-GAAP net loss for fiscal 2015 was $767,000 or $0.05 per share, compared with non-GAAP net income of $948,000 or $0.06 per share for fiscal 2014. For additional information regarding our non-GAAP results, see “Discussion of Non-GAAP Financial Measures” below.

Cash and cash equivalents were $5.0 million as of June 30, 2015, a decrease of $1.3 million, compared with $6.3 million as of June 30, 2014.

Financial Results for the Fourth Quarter of Fiscal Year 2015

Net revenue was $10.2 million for the fourth quarter of fiscal 2015, a decrease of $871,000, compared with $11.1 million for the fourth quarter of fiscal 2014, and a decrease of $213,000, compared with $10.4 million for the third quarter of fiscal 2015. The year-over-year and sequential decreases in net revenue were primarily due to a decline in Legacy Product sales. The year-over-year decline in Legacy Products was partially offset by 24% growth in New Product revenue.

New Product revenue was $1.7 million for the fourth quarter of fiscal 2015, compared with $1.4 million for the fourth quarter of fiscal 2014, and an increase of $95,000, compared with $1.7 million for the third quarter of fiscal 2015.

Gross profit as a percentage of net revenue was 47.1% for the fourth quarter of fiscal 2015, compared with 50.1% for the fourth quarter of fiscal 2014, and 45.1% for the third quarter of fiscal 2015. Gross profit as a percentage of revenue was lower primarily due to charges for excess and obsolete inventories. We continue to target a long-term gross margin target in the range of 49% to 51%.

Operating expenses were $5.8 million for the fourth quarter of fiscal 2015, compared with $5.8 million for the fourth quarter of fiscal 2014 and $5.5 million for the third quarter of fiscal 2015. The sequential increase in operating expenses was primarily due to severance and related charges of $230,000.

2

GAAP net loss for the fourth quarter of fiscal 2015 was $1.0 million or $0.07 per share, compared with GAAP net loss of $213,000 or $0.01 per share for the fourth quarter of fiscal 2014, and GAAP net loss of $839,000 or $0.06 per share for the third quarter of fiscal 2015.

Non-GAAP net loss for the fourth quarter of fiscal 2015 was $575,000 or $0.04 per share, compared with non-GAAP net income of $206,000 or $0.01 per share for the fourth quarter of fiscal 2014 and non-GAAP net loss of $357,000 or $0.02 per share for the third fiscal of fiscal 2015. For additional information regarding our non-GAAP results, see “Discussion of Non-GAAP Financial Measures” below.

Conference Call and Webcast

Lantronix will host an investor conference call with a simultaneous audio webcast today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss its fiscal 2015 results. To access the live conference call, investors should dial 1-888-243-4451 (US) or 1-412-542-4135 (international) and indicate that they are participating in the Lantronix Fourth Quarter and FY 2015 call. The webcast will be available simultaneously via the investor relations section of the Company’s website at www.lantronix.com.

Investors can access a replay of the conference call starting at approximately 5:00 p.m. Pacific Time today at www.lantronix.com. A telephonic replay will also be available through August 27, 2015 by dialing 1-877-344-7529 (US) or 1-412-317-0088 (international) and entering passcode 10070671.

About Lantronix

Lantronix, Inc. (NASDAQ: LTRX) is a specialized networking company providing M2M (machine to machine) and IoT (Internet of Things) solutions. Our products deliver secure connectivity, device management and mobility for today’s increasingly connected world. By networking and managing devices and machines that have never before been connected, we enable our customers to realize the possibilities of the Internet of Things. Founded in 1989, Lantronix pioneers robust, intelligent and easy to deploy solutions for mission critical applications in a wide range of industries, including data center, medical, security, industrial, transportation, retail, financial and government. Lantronix is headquartered in Irvine, California, with offices in Europe, Asia and Japan. For more information, visit www.lantronix.com.

Learn more at the Lantronix blog, www.lantronix.com/blog, featuring industry discussion and updates. To follow Lantronix on Twitter, please visit www.twitter.com/Lantronix. View our video library on YouTube at www.youtube.com/user/LantronixInc or connect with us on LinkedIn at www.linkedin.com/company/lantronix.

Discussion of Non-GAAP Financial Measures

Lantronix believes that the presentation of non-GAAP financial information, when presented in conjunction with the corresponding GAAP measures, provides important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations of the non-GAAP financial measures to the financial measures calculated in accordance with GAAP should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. Management believes that non-GAAP net income (loss) and non-GAAP net income (loss) per share are important measures of the Company’s business. Management uses the aforementioned non-GAAP measures to monitor and evaluate ongoing operating results and trends to gain an understanding of our comparative operating performance.

3

Non-GAAP net income (loss) consists of net income (loss) excluding (i) non-GAAP adjustments to operating expenses, (ii) interest income (expense), (iii) other income (expense), and (iv) income tax provision (benefit).

Non-GAAP net income (loss) per share is calculated by dividing non-GAAP net income (loss) by non-GAAP weighted-average shares outstanding (diluted). For purposes of calculating non-GAAP net income (loss) per share, the calculation of GAAP weighted-average shares outstanding (diluted) is adjusted to exclude share-based compensation, which for GAAP purposes is treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method.

Forward-Looking Statements

This news release contains forward-looking statements, including statements concerning our sales expansion efforts, our relationships with certain customers, and our projected operating and financial performance. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. We have based our forward-looking statements on our current expectations and projections about trends affecting our business and industry and other future events. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. Forward-looking statements are subject to substantial risks and uncertainties that could cause our results or experiences, or future business, financial condition, results of operations or performance, to differ materially from our historical results or those expressed or implied in any forward-looking statement contained in this news release. Some of the risks and uncertainties that may cause actual results to differ from those expressed or implied in the forward-looking statements are described in “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, as well as in our other filings with the SEC. In addition, actual results may differ as a result of additional risks and uncertainties of which we are currently unaware or which we do not currently view as material to our business. For these reasons, investors are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements we make speak only as of the date on which they are made. We expressly disclaim any intent or obligation to update any forward-looking statements after the date hereof to conform such statements to actual results or to changes in our opinions or expectations, except as required by applicable law or the rules of the NASDAQ Stock Market, LLC. If we do update or correct any forward-looking statements, investors should not conclude that we will make additional updates or corrections.

Investor Relations Contacts:

Jeremy Whitaker

Chief Financial Officer

949-453-3990

E.E. Wang

investors@lantronix.com

949-614-5879

© 2015 Lantronix, Inc. All rights reserved. Lantronix, PremierWave, xPico, and xPrintServer are registered trademarks, and SLC and SLB are trademarks, of Lantronix, Inc. All other trademarks and trade names are the property of their respective holders.

4

LANTRONIX, INC.

Unaudited Consolidated Balance Sheets

(In thousands, except  share and par value data)

	June 30,	June 30,
	2015	2014

Assets
Current Assets:
Cash and cash equivalents	$4,989	$6,264
Accounts receivable (net of allowance for doubtful accounts of $45 and $34 at June 30, 2015 and 2014, respectively)	2,658	3,631
Inventories, net	9,503	8,404
Contract manufacturers' receivable	369	359
Prepaid expenses and other current assets	400	524
Total current assets	17,919	19,182

Property and equipment, net	1,471	1,487
Goodwill	9,488	9,488
Deferred tax assets	442	400
Other assets	93	125
Total assets	$29,413	$30,682

Liabilities and stockholders' equity
Current Liabilities:
Accounts payable	$3,633	$4,547
Line of credit	700	–
Accrued payroll and related expenses	1,685	1,863
Warranty reserve	163	150
Deferred tax liabilities	442	400
Other current liabilities	3,849	3,418
Total current liabilities	10,472	10,378
Long-term capital lease obligations	152	7
Other non-current liabilities	80	131
Total liabilities	10,704	10,516

Commitments and contingencies (Note 8)

Stockholders' equity:
Preferred stock, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding	–	–
Common stock, $0.0001 par value; 100,000,000 shares authorized;15,089,720 and 14,787,158 shares issued and outstanding at June 30, 2015 and 2014, respectively	2	1
Additional paid-in capital	206,326	205,013
Accumulated deficit	(187,990)	(185,219)
Accumulated other comprehensive income	371	371
Total stockholders' equity	18,709	20,166
Total liabilities and stockholders' equity	$29,413	$30,682

5

LANTRONIX, INC.

Unaudited Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended			Years Ended
	June 30,	March 31,	June 30,	June 30,
	2015	2015	2014	2015	2014
Net revenue (1)	$10,231	$10,444	$11,102	$42,946	$44,546
Cost of revenue	5,411	5,735	5,543	22,648	22,261
Gross profit	4,820	4,709	5,559	20,298	22,285
Operating expenses:
Selling, general and administrative	4,060	3,914	4,097	16,041	16,355
Research and development	1,778	1,619	1,665	6,923	6,746
Total operating expenses	5,838	5,533	5,762	22,964	23,101
Loss from operations	(1,018)	(824)	(203)	(2,666)	(816)
Interest expense, net	(5)	(4)	(6)	(17)	(28)
Other income (expense), net	(5)	(5)	2	(30)	(28)
Loss before income taxes	(1,028)	(833)	(207)	(2,713)	(872)
Provision for income taxes	10	6	6	58	61
Net loss	$(1,038)	$(839)	$(213)	$(2,771)	$(933)

Net loss per share (basic and diluted)	$(0.07)	$(0.06)	$(0.01)	$(0.19)	$(0.06)

Weighted average shares (basic and diluted)	15,012	14,942	14,707	14,904	14,657

Net revenue from related parties	$79	$28	$72	$298	$524

(1) Includes net revenue from related parties

6

LANTRONIX, INC.

Unaudited Reconciliation of Non-GAAP Adjustments

(In thousands, except per share data)

	Three Months Ended			Years Ended
	June 30,	March 31,	June 30,	June 30,
	2015	2015	2014	2015	2014

GAAP net loss	$(1,038)	$(839)	$(213)	$(2,771)	$(933)
Non-GAAP adjustments:
Cost of revenue:
Share-based compensation	16	17	10	69	45
Depreciation and amortization	140	143	109	571	472
Total adjustment to costs of revenue	156	160	119	640	517
Selling, general and administrative:
Share-based compensation	187	189	145	745	606
Depreciation and amortization	37	52	69	217	355
Total adjustments to selling, general and administrative	224	241	214	962	961
Research and development:
Share-based compensation	42	44	52	201	218
Employer portion of withholding taxes on stock grants	–	–	–	6	–
Depreciation and amortization	21	22	24	90	68
Total adjustments to research and development	63	66	76	297	286
Total non-GAAP adjustments to operating expenses	287	307	290	1,259	1,247
Interest expense, net	5	4	6	17	28
Other (income) expense, net	5	5	(2)	30	28
Provision for income taxes	10	6	6	58	61
Total Non-GAAP adjustments	463	482	419	2,004	1,881
Non-GAAP net income (loss)	$(575)	$(357)	$206	$(767)	$948

Non-GAAP net income (loss) per share (diluted)	$(0.04)	$(0.02)	$0.01	$(0.05)	$0.06

Denominator for GAAP net income (loss) per share (diluted)	15,012	14,942	14,707	14,904	14,657
Non-GAAP adjustment	–	–	413	–	253
Denominator for non-GAAP net income (loss) per share (diluted)	15,012	14,942	15,120	14,904	14,910

GAAP operating expenses	$5,838	$5,533	$5,762	$22,964	$23,101
Non-GAAP adjustments to operating expenses	(287)	(307)	(290)	(1,259)	(1,247)
Non-GAAP operating expenses	$5,551	$5,226	$5,472	$21,705	$21,854

7

LANTRONIX, INC.

Unaudited Net Revenues by Product Line and Region

(In thousands)

	Three Months Ended
	June 30, 2015			March 31, 2015			June 30, 2014
	IoT Modules*	Enterprise Solutions	Total	IoT Modules*	Enterprise Solutions	Total	IoT Modules*	Enterprise Solutions	Total
New Products	$318	$1,429	$1,747	$495	$1,157	$1,652	$126	$1,282	$1,408
Legacy Products	4,757	3,727	8,484	4,734	4,058	8,792	5,303	4,391	9,694
	$5,075	$5,156	$10,231	$5,229	$5,215	$10,444	$5,429	$5,673	$11,102

	Three Months Ended
	June 30, 2015			March 31, 2015			June 30, 2014
	IoT Modules*	Enterprise Solutions	Total	IoT Modules*	Enterprise Solutions	Total	IoT Modules*	Enterprise Solutions	Total
Americas	$2,133	$3,469	$5,602	$1,978	$3,407	$5,385	$2,186	$4,160	$6,346
EMEA	1,915	1,097	3,012	2,151	1,172	3,323	2,150	1,019	3,169
Asia Pacific	518	288	806	493	307	800	488	257	745
Japan	509	302	811	607	329	936	605	237	842
	$5,075	$5,156	$10,231	$5,229	$5,215	$10,444	$5,429	$5,673	$11,102

	Year Ended June 30,
	2015			2014
	IoT Modules*	Enterprise Solutions	Total	IoT Modules*	Enterprise Solutions	Total
New Products	$1,288	$5,474	$6,762	$691	$3,867	$4,558
Legacy Products	19,942	16,242	36,184	20,743	19,245	39,988
	$21,230	$21,716	$42,946	$21,434	$23,112	$44,546

	Year Ended June 30,
	2015			2014
	IoT Modules*	Enterprise Solutions	Total	IoT Modules*	Enterprise Solutions	Total
Americas	$8,491	$14,688	$23,179	$8,191	$15,625	$23,816
EMEA	8,389	4,544	12,933	8,334	4,874	13,208
Asia Pacific	2,178	1,256	3,434	2,412	1,408	3,820
Japan	2,172	1,228	3,400	2,497	1,205	3,702
	$21,230	$21,716	$42,946	$21,434	$23,112	$44,546

* Previously referred to as OEM Modules

8